EXHIBIT 16.2
------------

RAICH            90 Merrick Avenue     330 FIFTH AVE.       1375 Broadway
ENDE &           East Meadow, NY 11554 NEW YORK, NY 10001   New York, NY 10018
MALTER CO LLP    (516) 228-9000        (212) 686-2224       (212) 944-4433
                 (516) 228-9122 (fax)  (212) 481-3274 (fax) (212) 944-5404 (fax)
--------------------------------------------------------------------------------
Certified Public Accountants






August 3, 2006



U.S. Securities and Exchange Commission
100 F Street NE
Washington D.C. 20549


Dear Sir/Madam:

We have read the statements set forth by Northern Ethanol, Inc. (formerly Beaconsfield I, Inc., Inc.) (the "Company") in Form 8-K/A1, Item 4.01 regarding the dismissal of Raich Ende Malter & Co. LLP as the Company's independent auditors, which statements are being filed with the U.S. Securities and Exchange Commission in the Company's current report on Form 8-K and we are in agreement with the statements contained therein.

Very truly yours,


s/Raich Ende Malter & Co. LLP

Raich Ende Malter & Co. LLP